UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

January 8, 2014

MAC-GRAY CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	1-13495	04-3361982
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

404 Wyman Street, Suite 400, Waltham, Massachusetts 02451

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (781) 487-7600

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On January 9, 2014, Mac-Gray Corporation (“Mac-Gray”) completed its previously announced merger (the “Merger”) with Spin Holdco Inc. (“Spin”) pursuant to the terms of the Agreement and Plan of Merger dated as of October 14, 2013 (the “Merger Agreement”), by and among Mac-Gray, a Delaware corporation, CSC ServiceWorks Holdings, Inc., a Delaware corporation (“Holdings”), CSC ServiceWorks, Inc., a Delaware corporation and wholly-owned subsidiary of Holdings (“CSC”), Spin, a Delaware corporation and wholly-owned subsidiary of CSC (and, together with Holdings and CSC, the “Buyer Entities”) and CSC Fenway, Inc., a Delaware corporation and a wholly-owned subsidiary of Spin (“Merger Sub”).  As provided in the Merger Agreement, Merger Sub was merged with and into Mac-Gray, with Mac-Gray surviving in the Merger as a wholly-owned subsidiary of Spin.  The Merger Agreement and the transactions contemplated thereby, including the Merger, were approved by Mac-Gray’s board of directors (the “Board”) and by Mac-Gray’s stockholders.  Mac-Gray’s stockholders approved the Merger Agreement at a special meeting of stockholders held on January 8, 2014 (the “Special Meeting”).

At the effective time and as a result of the Merger, each share of Mac-Gray common stock issued and outstanding immediately prior to the effective time of the Merger was converted into the right to receive $21.25 in cash (the “Merger Consideration”), without interest and less any applicable withholding taxes.

Immediately prior to the effective time, each outstanding and unexercised Mac-Gray stock option, whether or not vested and exercisable, was automatically converted into the right to receive an amount in cash (less applicable tax withholdings) equal to the product of (i) the excess, if any, of the Merger Consideration over the per share exercise price of such Mac-Gray stock option and (ii) the total number of shares of Mac-Gray common stock otherwise issuable upon exercise of such Mac-Gray stock option immediately prior to the effective time.  Immediately prior to the effective time, each outstanding Mac-Gray restricted stock unit award became fully vested and was canceled in exchange for the right to receive an amount in cash (less applicable tax withholdings) equal to the product of (i) the Merger Consideration and (ii) the maximum number of shares of Mac-Gray common stock subject to such Mac-Gray restricted stock unit award.

In connection with the completion of the Merger, on January 9, 2014, Mac-Gray repaid in full and terminated its Amended and Restated Senior Secured Credit Agreement, dated February 29, 2012 (as amended, the “Credit Facility”), with Bank of America N.A., as administrative agent and collateral agent and the various lenders that are parties thereto.  The material terms of the Credit Facility are described in Note 2 to Mac-Gray’s condensed consolidated financial statements included in its Quarterly Report on Form 10-Q for the quarter ended September 13, 2013.  Such description is hereby incorporated into this report by reference.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is included as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the closing of the Merger, on January 9, 2014, Mac-Gray notified the New York Stock Exchange (“NYSE”) that the Merger was consummated and trading of Mac-Gray’s common stock on the NYSE has been suspended.  The NYSE will file a delisting application on Form 25 with the U.S. Securities and Exchange Commission (the “SEC”) to report that the shares of Mac-Gray’s common stock are no longer listed on the NYSE.  Mac-Gray intends to file a certification on Form 15 with the SEC requesting that Mac-Gray’s reporting obligations under Sections 13 and 15(d) of the Securities Exchange Act of 1934, as amended, be suspended.

Item 3.03 Material Modification to Rights of Security Holders.

The information provided in response to Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.01 Changes in Control of Registrant.

Upon the closing of the Merger on January 9, 2014, a change in control of Mac-Gray occurred, and Mac-Gray now is a wholly-owned subsidiary of Spin, as described in Item 2.01 of this Current Report on Form 8-K.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Merger, each of Thomas E. Bullock, Paul R. Daoust, James E. Hyman, William F. Meagher, Bruce A. Percelay, Alastair G. Robertson, and Michael M. Rothenberg resigned from his respective position as a member of the Mac-Gray Board, and any committee thereof, effective at the effective time of the Merger on January 9, 2014.  Pursuant to the terms of the Merger Agreement, at the effective time of the Merger on January 9, 2014, the members of the board of directors of Merger Sub immediately prior to the effective time of the Merger became the Board of Mac-Gray as the surviving corporation in the Merger.  Following the Merger, by action of Spin in its capacity as the sole stockholder of Mac-Gray, all members of the Board of Mac-Gray were removed and James Chapman (Chairman), Robert Doyle, Robert Warden and Russell Gehrett were elected to the Board of Mac-Gray.

In connection with the closing of the Merger, as of January 9, 2014, Stewart G. MacDonald, Jr., Mac-Gray’s President and Chief Executive Officer, Michael J. Shea, Mac-Gray’s Chief Financial Officer, Treasurer and an Executive Vice President, Sheffield J. Halsey, Jr., Chief Marketing Officer and an Executive Vice President, and Neil MacLellan and Robert J. Tuttle, both Executive Vice Presidents of Mac-Gray, resigned from such positions, though Mr. Shea will continue as an employee of Mac-Gray for a transition period following the Merger.  Pursuant to the terms of the Merger Agreement, at the effective time of the Merger on January 9, 2014, the officers of Merger Sub immediately prior to the effective time of the Merger became the officers of Mac-Gray as the surviving corporation.  Following the Merger, by action of the Board of Mac-Gray, the officers of Mac-Gray were removed and Robert Doyle was appointed as Chief Executive Officer and President, Gary Dailey was appointed as Chief Financial Officer and Treasurer, Ray Loser was appointed as Executive Vice President, Phil Emma was appointed as Executive Vice President and Linda Serafini was appointed as Vice President, General Counsel and Secretary.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the terms of the Merger Agreement, at the effective time of the Merger, the certificate of incorporation and bylaws of Mac-Gray were amended and restated to read in their entirety as the certificate of incorporation and bylaws, respectively, of Merger Sub (with such provisions as necessary to give full effect to the exculpation and indemnification provided for by the Merger Agreement).  The amended and restated certificate of incorporation and amended and restated bylaws of Mac-Gray as the surviving corporation are filed as Exhibits 3.1 and 3.2 hereto, respectively, and are incorporated by reference herein.

Item 5.07 Submission of Matters to a Vote of Security Holders

At the Special Meeting, the following matters were voted upon, with the final results for each matter disclosed below:

1.  To consider and vote on a proposal to adopt the Merger Agreement, as it may be amended from time to time, pursuant to which Mac-Gray will be merged with Merger Sub, with Mac-Gray surviving the merger as a wholly-owned subsidiary of Spin.

For	Against	Abstain
12,718,432	5,694	438,751

2.  To consider and vote on an advisory (non-binding) proposal to approve the “golden parachute” compensation payable or that could become payable to the named executive officers of Mac-Gray in connection with the Merger pursuant to the terms of the Merger Agreement and pre-existing severance arrangements;

For	Against	Abstain
8,969,950	2,454,662	1,738,265

The proposal to approve the adjournment or postponement of the special meeting of stockholders, if necessary, to solicit additional proxies if there were insufficient votes to approve proposal 1, was not voted upon at the special meeting since there were sufficient votes to approve proposal 1.

Item 8.01 Other Events.

On January 9, 2014, Mac-Gray and CSC issued a joint press release announcing the consummation of the Merger. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Title

2.1

Agreement and Plan of Merger, dated as of October 14, 2013, by and among Mac-Gray Corporation, CSC ServiceWorks Holdings, Inc., CSC ServiceWorks, Inc., Spin Holdco Inc. and CSC Fenway, Inc. (incorporated by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K filed with the SEC on October 15, 2013)

3.1	Amended and Restated Certificate of Incorporation of Mac-Gray Corporation

3.2	Amended and Restated Bylaws of Mac-Gray Corporation

99.1	Press release, dated January 9, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAC-GRAY CORPORATION

Date:	January 9, 2014	By:	/s/ Robert Doyle
			Name:	Robert Doyle
			Title:	Chief Executive Officer and President

Exhibit Index

Exhibit Number	Title

2.1

Agreement and Plan of Merger, dated as of October 14, 2013, by and among Mac-Gray Corporation, CSC ServiceWorks Holdings, Inc., CSC ServiceWorks, Inc., Spin Holdco Inc. and CSC Fenway, Inc. (incorporated by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K filed with the SEC on October 15, 2013)

3.1	Amended and Restated Certificate of Incorporation of Mac-Gray Corporation

3.2	Amended and Restated Bylaws of Mac-Gray Corporation

99.1	Press release, dated January 9, 2014